Exhibit 10.3

SOUTH PLAINS FINANCIAL, INC.
2019 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Unit Award (this “Notice”), the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), and the South Plains Financial, Inc. 2019 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Restricted Stock Units (the “RSUs”) in South Plains Financial, Inc., a Texas corporation (the “Company”).  Unless otherwise specifically indicated, all terms used in this Notice have the meanings set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Date of Grant:
and Address:	Number of RSUs:
Vesting Commencement Date:

Vesting Schedule:
Subject to the Participant’s continuous status as a Service Provider, the RSUs will vest over a four-year period in accordance with the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Nonforfeitable Percentage
[__] anniversary of the Vesting Commencement Date	[__]% will vest, combined total of [__]% vested
[__] anniversary of the Vesting Commencement Date	[__]% will vest, combined total of [__]% vested
[__] anniversary of the Vesting Commencement Date	[__]% will vest, combined total of [__]% vested
[__] anniversary of the Vesting Commencement Date	[__]% will vest, combined total of [__]% vested

Notwithstanding the foregoing, the RSUs will automatically become fully vested upon the earlier of: (i) the Participant’s Disability, (ii) the Participant’s death, (iii) immediately prior to a Change in Control of the Company, (iv) the Participant terminating his status as a Service Provider for Good Reason and (v) the Company terminating the Participant’s employment without Cause.  For purposes of the foregoing, the terms Cause and Good Reason shall mean as set forth in the employment agreement between the Company and the Participant.

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Representations and Agreements of the Participant:
The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates.  The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement and the Plan, and hereby accepts the RSUs subject to all of their terms.  The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan will be resolved solely by the Committee.

Electronic Signature:
This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which have the same force and effect as manual signatures.  The Participant agrees that clicking “I Accept” (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Notice.  If required to be executed by electronic or digital signature, this Award of RSUs will be forfeited by the Participant if it is not duly executed by electronic signature by the Participant prior to the deadline set forth in the electronic transmission of this Award Agreement.

SOUTH PLAINS FINANCIAL, INC.:	PARTICIPANT:

By:	Signature:

Its:	Print Name:

Dated:	Dated:

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SOUTH PLAINS FINANCIAL, INC.
2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Unit Award (the “Notice”), this Restricted Stock Unit Award Agreement (this “Award Agreement”), and the South Plains Financial, Inc. 2019 Equity Incentive Plan (the “Plan”), South Plains Financial, Inc., a Texas corporation (the “Company”), hereby grants the individual set forth in the Notice (the “Participant”) Restricted Stock Units (the “RSUs”).  Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in the Notice or the Plan.

1. Grant of an RSU.  The principal features of the RSU, including the number of RSUs subject to the Award, are set forth in the Notice.

2. Vesting Schedule and Risk of Forfeiture.

(a) Vesting Schedule.  Subject to the Participant’s continuous status with the Company as a Service Provider and any other limitations set forth in the Notice, the Plan or this Award Agreement, the RSUs will vest in accordance with the Vesting Schedule provided in the Notice (the “Vesting Schedule”).

(b) Risk of Forfeiture.  The RSUs will be subject to a risk of forfeiture until such time the RSUs vest in accordance with the Vesting Schedule.  All or any portion of the RSUs subject to a risk of forfeiture will automatically be forfeited and immediately returned to the Company if the Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan.

3. Settlement of RSUs into Shares.  Subject to the terms of this Award Agreement, on the date all or any portion of the RSUs vest pursuant to the Vesting Schedule, each RSU that vests will immediately and automatically be converted into one Share of the Company’s Common Stock and immediately thereafter will be issued to the Participant.

4. Taxes.  The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of, vesting in, or disposition of, the RSUs.

(a) Representations.  The Participant has reviewed with the Participant’s tax advisors the tax consequences of this Award Agreement and the RSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant hereby acknowledges and understands that, except as otherwise provided in the employment agreement between the Participant and the Company, the Participant (and not the Company) will be responsible for the Participant’s tax liability that may arise as a result of the Participant receiving this Award Agreement and the RSUs granted hereunder.

(b) Payment of Withholding Taxes.  The Participant will make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any RSUs that settle in Shares in accordance with Section 3.  Generally, the Committee has the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 4(b), however, if the RSUs vest during a blackout period pursuant to the Company’s insider trading policy, then the Participant may require net withholding to the minimum extent necessary to satisfy his obligations under this Section 4(b).  The Participant hereby acknowledges the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 4(b).  Therefore, a failure of the Participant to reasonably satisfy this Section 4 in accordance with the Committee’s sole and absolute discretion will result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder.  The Participant hereby agrees that a breach of this Section 4(b) will be deemed to be a material breach of this Award Agreement.

(c) No Application of Section 409A.  The RSUs and this Award Agreement are intended to avoid the application of Section 409A of the Code (“Section 409A”) because there is no deferral arrangement.  Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Committee has the right, in its sole discretion, to adopt such amendments to the Plan or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the RSUs to comply with Section 409A.

5. Non-Transferability of RSUs.  The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution.  Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s RSUs in the event of the Participant’s death on a beneficiary designation form provided by the Committee.  The terms of this Award Agreement are binding upon the executors, administrators, heirs, successors and transferees of the Participant.

6. No Rights as a Shareholder of the Company.  The Participant’s receipt of the grant of RSUs pursuant to the Notice and this Award Agreement will not provide or confer rights or status as a shareholder of the Company until such time the RSUs are converted in accordance with Section 3 of this Award Agreement.

7. Legality of Initial Issuance.  No Shares will be issued in accordance with Section 3 of this Award Agreement unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (iii) any other applicable provision of any Applicable Law has been satisfied.

8. Notice.  Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice must be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

9. Successors and Assigns.  Except as provided herein to the contrary, this Award Agreement is binding upon and will inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

10. No Assignment.  Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.  The Company is permitted to assign its rights or obligations under the Notice or this Award Agreement.

11. Construction; Severability.  The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation.  Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.  The validity, legality or enforceability of the remainder of this Award Agreement will not be affected even if one or more of the provisions of this Award Agreement are held to be invalid, illegal or unenforceable in any respect.

12. Administration and Interpretation.  Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Participant, the Company and all other persons.  Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the RSUs hereunder must be submitted by the Participant to the Committee.  The resolution of such question or dispute by the Committee will be final and binding on all parties.

13. Counterparts.  This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

14. Entire Agreement; Governing Law; and Amendments.  The provisions of the Plan and the Notice are incorporated herein by reference.  The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.  This Award Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.  Notwithstanding the foregoing or any other provision in the Plan or this Award Agreement to the contrary, the Committee has the right, in its sole discretion, to unilaterally adopt amendments to this Award Agreement or the Plan to the minimum extent necessary or appropriate (as determined by the Committee in its sole discretion) for the RSUs to comply with Section 409A.

15. Venue.  The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan must be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Lubbock County, Texas) and that all parties submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 15 are for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

16. No Guarantee of Continued Service.  THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUOUS STATUS AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RSUS OR ACQUIRING SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S (OR ANY AFFILIATE’S) RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO THE EMPLOYMENT AGREEMENT.

17. Unsecured General Creditor.  The Participant has no legal or equitable rights, interests or claims in any property or assets of the Company due to the Notice, this Award Agreement and the grant of RSUs hereunder.  For purposes of the payment of benefits under the Notice and this Award Agreement, the Participant has no more rights than those of a general creditor of the Company.  The Company’s obligation under the Notice and this Award Agreement will be that of a conditional unfunded and unsecured promise to pay money or property in the future.

18. Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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